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                                                                    Exhibit 23.1



                                   CONSENT OF
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated December 6, 2005, accompanying the consolidated financial statements and schedules and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Resource America, Inc. on Form 10-K for the year ended September 30, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statement on Form S-8 of Resource America, Inc., effective July 1, 2005.

/s/ GRANT THORNTON LLP

Cleveland, Ohio
December 6, 2005